Exhibit 23.1


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

                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Plan of Winston Resources, Inc. of our report dated March 6, 1997, with respect to the consolidated financial statements of Winston Resources, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1996 filed with the Securities and Exchange Commission.


                                                ERNST & YOUNG LLP

New York, New York
August 18, 1997


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